EXHIBIT 23.2







                 CONSENT OF INDEPENDENT AUDITORS
                 -------------------------------



Ennis Business Forms, Inc. 401(k) Plan
The Board of Directors:


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38100) pertaining to the Ennis Business Forms, Inc. 401(k) Plan of our report dated April 30, 2002, with respect to the statement of net assets available for benefits as of December 31, 2001 of the Ennis Business Forms, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.


                              /s/ Ernst & Young LLP


Dallas, TX
June 25, 2003